================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):   May 28, 1999

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                         001-14057             61-1323993
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)


===============================================================================

Items 1-4.  Not Applicable.

Item 5.  Other Information.

     Vencor, Inc. (the "Company") announced that its senior bank lenders have granted a further waiver, through July 30, 1999, of breaches by the Company of certain financial covenants under its bank credit agreement ("Credit Agreement"). Pursuant to the waiver, the aggregate commitment under the revolving credit portion of the Credit Agreement (the "Revolver") has been permanently reduced from $125 million to $80 million. During the waiver period, aggregate borrowings under the Revolver are limited to $55 million. At the close of business on May 27, 1999, there were approximately $16 million of outstanding borrowings under the Revolver.

     The waiver continues to set forth certain events which would terminate the obligation of the Senior Lenders to fund the Revolver, including the failure to pay rent to Ventas, Inc. ("Ventas") without the consent of Ventas or the protection of injunctive relief granting a stay of termination under the Company's master leases. In addition, the obligation to fund will be frozen if the Company pays, or if Medicare recoups, reimbursement overpayments in excess of $10 million through the waiver period. The acceleration of or any action to collect the unpaid principal or interest on the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes (the "Notes") also will terminate the obligation to fund the Revolver.

     As previously announced, the Company continues to negotiate with its Senior Lenders and with Ventas in an effort to obtain a sustainable capital structure for the Company and a reduction in the rents paid by the Company to Ventas. The Company also intends to negotiate with the holders of the Notes as part of this effort.

     Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the Company's ability to amend or refinance its existing debt and lease obligations or otherwise adjust its current financial structure, the increase in the Company's cost of borrowing, its ability to attract patients and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of the future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

     A copy of the press release is included as an exhibit to this filing and is incorporated herein by reference.

Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

     Exhibit 99.1  Press Release dated May 28, 1999.
     Exhibit 99.2  Waiver No. 3 to Credit Agreement dated as of May 28, 1999.

Items 8-9.  Not Applicable.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VENCOR, INC.



Dated:  May 28, 1999          By: /s/ Richard A. Schweinhart
                                  --------------------------
                                  Richard A. Schweinhart
                                  Senior Vice President and
                                  Chief Financial Officer

                                       3